Advanced Emissions Solutions, Inc. Announces Appointment of New Director
HIGHLANDS RANCH, Colorado -- March 5, 2019 -- GlobeNewswire - Advanced Emissions Solutions, Inc. (NASDAQ: ADES) (the "Company" or "ADES"), today announced an increase in the size of its Board of Directors ("Board") from five directors to seven directors and appointed Brian Leen to the Board to fill one of the resulting vacancies effective February 27, 2019.
Mr. Leen served as President and Chief Executive Officer of ADA Carbon Solutions, LLC (“Carbon Solutions”) until December 7, 2018, on which date the Company acquired Carbon Solutions and his position was eliminated. Mr. Leen has over 25 years of experience in the specialty chemicals and materials business. Prior to joining Carbon Solutions in 2010, he was President of the North American printing ink operations for Sun Chemical Corporation. He has a diverse background running global businesses and a track record for driving growth.
L. Heath Sampson, President and CEO of ADES, commented, "We are pleased to announce the appointment of Brian Leen to our Board. Brian brings extensive knowledge and experience in the specialty chemicals and materials business. He has a diverse background running global businesses and a track record for driving growth. His background and experience will be invaluable to the Company's strategy of growth and moving forward as a combined company after the acquisition of Carbon Solutions. We look forward to his contribution to the Board and the Company moving forward.”

About Advanced Emissions Solutions, Inc.
Advanced Emissions Solutions, Inc. serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA-ES, Inc. (“ADA”) is a wholly-owned subsidiary of Advanced Emissions Solutions, Inc. (“ADES”) that provides emissions control solutions for coal-fired power generation and industrial boiler industries. With more than 25 years of experience developing advanced mercury control solutions, ADA delivers proprietary environmental technologies, equipment and specialty chemicals that enable coal-fueled boilers to meet emissions regulations.

Carbon Solutions is a wholly owned subsidiary of ADES and a leading producer of Powdered Activated Carbon ("PAC") solutions for the coal-fired power plant, industrial and potable water markets.

CarbPure Technologies LLC, (“CarbPure”), formed in 2015 provides high-quality PAC and granular activated carbon (“GAC”) ideally suited for treatment of potable water and wastewater. Our affiliate company, ADA Carbon Solutions, LLC manufactures the products for CarbPure.

Tinuum Group, LLC (“Tinuum Group”) is a 42.5% owned joint venture by ADA that provides patented Refined Coal (“RC”) technologies to enhance combustion of and reduce emissions of NOx and mercury from coal-fired power plants.

Caution on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the success of our strategic growth strategy and integration of Carbon Solutions with the Company, our leadership and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to regulatory, economic or market conditions that may impact the strategic plans and business transformation of the Company, changes in leadership or key personnel and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (“SEC”). You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Source: Advanced Emissions Solutions, Inc.
Investor Contact:
Alpha IR Group

Chris Hodges or Ryan Coleman
312-445-2870
ADES@alpha-ir.com

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